THIS OPTION (THE “OPTION”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS OPTION MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS.

MANY OF THE TERMS AND CONDITIONS OF THIS OPTION ARE GOVERNED BY, AND SET FORTH IN, THAT CERTAIN EMPLOYMENT AGREEMENT DATED SEPTEMBER 29, 2007 (THE “EMPLOYMENT AGREEMENT”) BETWEEN THE COMPANY AND THE REGISTERED HOLDER, WHICH TERMS AND CONDITIONS ARE INTENDED TO SUPPLEMENT THIS OPTION AS IF THEY WERE SET FORTH HEREIN. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OR CONDITIONS SET FORTH IN THIS AGREEMENT AND THOSE SET FORTH IN THE EMPLOYMENT AGREEMENT, THE TERMS AND PROVISIONS SET FORTH IN THE EMPLOYMENT AGREEMENT SHALL BE DETERMINATIVE AND CONTROL THE OUTCOME OF SUCH CONFLICT.

Registered Holder:	EDWARD S. FLEURY

Certificate Number:	A-9

Date of Issuance:	SEPTEMBER 29, 2008

COMMAND SECURITY CORPORATION

COMMON STOCK OPTION

This certifies that the Registered Holder is entitled to purchase from Command Security Corporation, a New York corporation (the “Company”), subject to the occurrence of certain specified time vesting criteria, at any time commencing from the Date of Issuance set forth above and ending at 11:59 p.m., New York City time, on the tenth (10th) anniversary date of the Date of Issuance, at the purchase price per share (the “Exercise Price”) of THREE DOLLARS AND THIRTY-SIXTY AND EIGHT-TENTHS CENTS ($3.368), an aggregate of five hundred thousand (500,000) shares (the “Option Shares”) of Common Stock, $.0001 par value, of the Company; provided that this Option shall be exercisable only with respect to “Vested Options” as set forth in the schedule contained in Section 1 of this Option and in the Employment Agreement. The number of Option Shares purchasable upon exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as set forth herein and in the Employment Agreement.

This Option may be exercised in whole or in part by presentation of this Option with the Exercise Agreement, a form of which is attached hereto as Exhibit I (the “Exercise Agreement”), duly executed and simultaneous payment of the Exercise Price (subject to any adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Registered Holder hereof in cash or by certified check or bank cashier's check.

This Option is subject to the terms and conditions of the Company's 2005 Stock Incentive Plan (the “Plan”), the terms of which are hereby incorporated herein by reference. Terms used herein and not otherwise defined shall have the meanings as set forth in the Plan. In the event of any conflict between the terms of this Option and those contained in the Plan, the terms of the Plan shall be determinative and control the outcome of such conflict.

This Option is subject to the following additional provisions:

Section 1. Vesting Criteria.

1.1. This Option, and the Option Shares that may be purchased hereunder, shall vest with respect to one-thirty-sixth (1/36th) of the aggregate number of Option Shares on the first day of each calendar month immediately following Date of Issuance, subject to modification as provided in the Employment Agreement. The portion of this Option that shall have so vested and become exercisable is referred to herein as the “Vested Option.”

1.2. Notwithstanding the foregoing, upon a termination of the Registered Holder’s employment with the Company under certain circumstances (i) following a Change in Control of the Company (as such term is defined in the Employment Agreement), the further vesting of this Option may be modified and (ii) not following a Change in Control of the Company, the further vesting of this Option shall expire and become void and shall no longer be exercisable, in each case as set forth in the Employment Agreement. Further, upon a termination of the Registered Holder’s employment with the Company, the Vested Option may be required to be exercised, if at all, within the time periods set forth in the Employment Agreement.

Section 2. Adjustments.

2.1. In the event that, after the date hereof, the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the number of shares and kind of shares of capital stock or other securities of the Company (and the option price per share) subject to the unexercised portion of the Option shall be proportionately adjusted to reflect such event (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement.

2.2  If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the Company shall thereafter have the right to deliver, upon the exercise of the Option in accordance with the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore deliverable upon the exercise of the Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so deliverable had such reorganization, reclassification, consolidation, merger or sale not taken place.

Section 3. Exercise of Option. Upon any partial exercise of this Option, there shall be countersigned and issued to the Registered Holder hereof a new Option in respect of the Option Shares as to which this Option shall not have been exercised. This Option may be exchanged at the principal office of the Company by surrender of this Option properly endorsed either separately or in combination with one or more other Options for one or more new Options of the same aggregate number of Option Shares evidenced by the Option or Options exchanged. No fractional Option Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction of an Option Share upon the exercise of this Option.

Section 4. No Voting Rights. This Option will not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 5. Section 83(b) Election. If as a result of exercising all or any part of this Option, the Registered Holder receives Option Shares that are subject to a “substantial risk of forfeiture” and are not “transferable” as those terms are defined for purposes of Section 83(a) of the Internal Revenue Code, then such Registered Holder may elect under Section 83(b) of the Internal Revenue Code to include in the Registered Holder's gross income, for the Registered Holder's taxable year in which the Option Shares are transferred to the Registered Holder, the excess of the fair market value of such Option Shares at the time of transfer (determined without regard to any restriction other than one that by its terms will never lapse), over the amount paid for the Option Shares. If the Registered Holder makes the Section 83(b) election described above, the Registered Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such tax withholding as the Company may reasonably require in its sole and absolute discretion.

Section 6. No Right to Employment. This Option shall not confer upon the Registered Holder any right to employment.

Section 7. Compliance with the Act; Transferability.

7.1. Compliance with the Act. The Registered Holder acknowledges that this Option has not been registered under the Act or the securities laws of any state and agrees that this Option and all Option Shares purchased upon exercise hereof shall be disposed of only in accordance with the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and applicable state securities laws. Except as provided herein, the Registered Holder further agrees not to offer, sell, transfer or otherwise dispose of this Option or any of such Option Shares issuable upon exercise of this Option to any other person unless a registration statement covering the sale, transfer or other disposition shall then be effective under the Act and except in compliance with any applicable state securities laws, or there shall have been delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such offer, sale, transfer or other disposition may be effected without compliance with the registration and prospectus delivery requirements of the Act and any applicable state securities laws.

7.2. Transferability of Options. This Option shall be transferable only on the books of the Company maintained at the principal office of the Company. The transferability of the Option is limited in accordance with the terms of the Plan.

Section 8. Notice of Certain Events.

8. 1. Adjustment of Exercise Price. Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Registered Holder.

8.2. Dividend Distributions, etc. The Company will give written notice to the Registered Holder at least ten calendar days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, and (ii) with respect to any pro rata subscription offer to holders of Common Stock (although the Company shall have no obligation to cause to occur any of the events set forth in the foregoing subparagraphs (i) or (ii)).

8.3. Other Events. The Company will give written notice to the Registered Holder at least ten (10) calendar days prior to the date on which the Company closes its books or takes a record with respect to any dissolution, liquidation, capital reorganization, reclassification, consolidation or merger (in which the Company is not the surviving corporation) or sale of all or substantially all of the Company's assets.

Section 9. Supplements and Amendments. The Board of Directors of Company may from time to time supplement or amend this Option in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with the Company's policies or operations as in effect on the date hereof. Notwithstanding the forgoing, no such supplement or amendment which is detrimental to the rights of the Registered Holder under this Option shall be effective as against the Registered Holder without the prior written consent of the Registered Holder.

Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Option will be in writing and will be delivered personally, mailed by registered or certified first class mail, return receipt requested, postage prepaid or transmitted by telegram, telecopy or telex, and will be deemed to have been given when so delivered, mailed or transmitted (except for notices sent by mail which shall be deemed given three business days after being deposited in the United States mail) to the Company or to the Registered Holder as set forth in the Employment Agreement.

Section 11. Other. The Registered Holder hereof may be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Registered Holder hereof as the owner for all purposes.

Section 12. Law Governing. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

Section 13. Interpretation. The Registered Holder accepts this Option subject to all the terms and provisions of the this Agreement, the Employment Agreement and the Plan, and the terms and conditions of the Employment Agreement and the Plan that relate to the Option are incorporated herein by reference as if set forth in full herein.

IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer and to be dated the Date of Issuance hereof.

COMMAND SECURITY CORPORATION

By:	/s/ Barry I. Regenstein
Barry I. Regenstein
President and Chief Financial Officer

AGREED TO
AND ACCEPTED:

OPTIONEE:

/s/ Edward S. Fleury
Edward S. Fleury
September 29, 2008

EXHIBIT I

COMMON STOCK OPTION

EXERCISE AGREEMENT

TO: _____________________________	DATED: _______________

The undersigned, pursuant to the provisions set forth in the attached Option (Certificate No. __________), hereby agrees to subscribe for the purchase of ________ Option Shares of the Common Stock covered by such Option and makes payment herewith in full therefor at the price per Option Share provided by such Option.

By:

Name:

Address:

Witness:

Name:

Address: